                                                                   EXHIBIT 10.11

                           JOINT ACTIVITY AGREEMENT


This contract was entered as of this day of 14/th/, month 02, 1997 in Sofia between

1. BULGARIAN TELECOMMUNICATIONS COMPANY - EAD, (BTC) head office and address of management: Sofia, 8, Totleben Blvd., registered with Sofia City Court, Company case No. 34241/92, represented by Michail Danov - Chairman of the company and executive member of the Board of Directors

and

2. SECTOR COMMUNICATIONS, INC. (SECTOR), USA, Virginia 22102, McLean, 7601 Lewinsville Road, suite 250 and represented by Theodore Georgelas - President and Chief Executive Officer

for fulfilling joint activity within the meaning of art. 357 - 364 of the Obligations and Contracts Act. The parties agreed on the following:


                             1. GENERAL PROVISIONS

Subject of the contract
-----------------------

Art. 1. With the present contract the parties unite their efforts to fulfill joint activity consisting in providing specialized telecommunications services to a group of users.

Art. 2. When implementing the subject of the contract both parties shall keep their legal and economic independence.

Purpose of the contact
----------------------

Art. 3. By signing this contract the parties aim to improve the quality of the telecommunications services under Art. 1.

                                      P.1

Name
----

Art. 4. The name under which the parties shall fulfill the joint activity shall be "BULSEC". It shall be used only for advertising purposes.

Term. Effective date
--------------------

Art. 5. The contract is signed for a term of ten (10) years which shall start from the date of beginning of the joint activity. The date of beginning of the joint activity shall be indicated in a protocol signed by the parties and shall constitute an inseparable part thereof.

Art. 6. The contract shall be effective from the date of its signing by the parties thereunder, the adoption of resolution for its approval by their managing bodies and the issuance of the relevant licenses by the competent state authorities.

Head office of the joint activity
---------------------------------

Art. 7. The Head office of the joint activity shall be Sofia city, area "Sredets", 4, 6th of September Str., Sofia.


                     II. MANAGEMENT OF THE JOINT ACTIVITY

Management
----------

Art. 8. The joint activity shall be managed by:

1.  The parties under this contract
2.  Consultative Council

Art. 9. (1) The parties thereunder shall manage the joint activity and specific decisions shall be made by their lawful representatives at meetings held from time to time.

                                      P.2

(2) The managing bodies of the companies which are parties thereunder shall be entitled to authorize in writing other persons to participate directly in the management of the joint activity.

Art. 10. (1) The joint activity shall be represented before third persons by any of the parties.

          (2) Upon the unanimous decision of all contractual parties any party can be authorized to manage and represent fully or partially explicitly specified in the power of attorney aspects of the joint activity before third parties. The authorized party shall have no right to re-authorize third party with the same rights.

          (3) The power of attorney under the precedent para may be withdrawn at any time on the initiative of any party.

          (4) Under this contract the parties shall assign and SECTOR shall accept to represent the joint activity before the users with regard to issues relating to: the range of services, the design and construction of the internal telecommunication network, negotiating the prices of the specific services, billing of those services and to collect on behalf and at the account of the joint activity the amounts due by the users, including the amounts due to BTC according to the BTC's tariffs. Upon undertaking those moves SECTOR shall be obliged to coordinate their parameters with BTC and to sign the specific agreements after BTC's prior consent.


Consultative Council
--------------------

Art. 11. The Consultative Council shall consist of two representatives of each party and shall coordinate their work and the decision making, support the operational management of the joint activity and monitor the proper book keeping.

Art. 12. The members of the Consultative Council shall have no right to fulfill other activities except those specified in the precedent article and shall have no managing or representative competencies.


Accounting
----------

Art. 13. (1) The accounting of the joint activity shall be independent and shall be run separately from the accounting of the participants therein.

          (2) The parties thereunder shall be obliged to run the accounting and for the purposes of the book-keeping the partners shall have the right to assign the joint technical performance of that activity to their representatives.

          (3) The parties shall agree to apply the following type of accounting in accordance with the Accountancy Act: double entry accounting.

                                      P.3

          (4) The representatives of the parties who shall be directly in charge with the accounting shall prepare within 25 days of the end of each calendar month an income and expenses statement of the joint activity and shall submit information on the joint activity for the corresponding period.


                  III. RIGHTS AND OBLIGATIONS OF THE PARTIES

Rights
------

Art. 14. (1) Any party shall be entitled:
       1. to manage the joint activity unless one of the parties is assigned to do so;
       2. to get information on the development of the joint activity and to audit the books;
       3. to get its share of the profit in proportion to its share specified in Art. 28.

Obligations of the BTC
----------------------

Art. 15. (1) BTC - EAD (State Owned Joint-Stock Company) is a telecommunications operator. The BTC undertakes to provide to the group of users, covered by the joint activity, the following services:

       1. local and long-distance connection to the PSTN of any of the users.
       2. carrier services and other telecommunications services from and for any of the users according to the BTC's License.
       (2) The traffic shall be carried through BTC's equipment which shall be specified in advance by the parties thereunder.

Art. 16. BTC undertakes to provide the services under the precedent article seven days a week, 24 hours: by rendering reliable carrier services of international, long-distance and local traffic.

Art. 17. BTC undertakes to maintain in accordance with the existing technical standards the international, local and long-distance lines necessary for the implementation of the activity.

Art. 18. BTC undertakes to provide operational information regarding the location, the cause and the forecast for resuming operation or recovering service within technical parameters not later than six (6) hours after the BTC has been

                                      P.4
informed about an interruption or another failure in the normal provision of telecommunications services

Art. 19. To appoint two representatives of the BTC who shall take part in the Consultative Council along with the representatives of the other parties to monitor and to coordinate permanently the commercial, technical and financial relations between the parties as well as to appoint the necessary number of specialists to run jointly the accounting.

Art. 20. BTC undertakes to render administrative and technical assistance to SECTOR within its possibilities to help the performance of SECTOR's obligations thereunder, whenever the performance of these obligations is impossible or extremely difficult without this assistance.

Obligations of Sector
---------------------

Art. 21. To achieve the objectives of the joint activities, SECTOR undertakes to advertise and to promote to any of the users BTC's increasing expertise and possibilities to offer high quality telecommunications services as well as additional services which shall be offered as a result of the joint activities.

Art. 22. In view to improve the services provided to any of the users, SECTOR undertakes:
          1. to inform BTC on inquiries regarding additional services as well as on the requirements relating to such services;

          2. to inform BTC on the occurrence of a failure, disconnection or service degradation, relating to the normal provision of services to the users;

          3. to construct at SECTOR's costs telecommunications sites, optical fiber cables and other digital equipment according to technical parameters and routes specified and agreed upon in advance with BTC and after the completion of each specific site to transfer the ownership of those of them to the BTC which, according to the Telecommunications Act, are BTC's exclusive right. The maintenance of the transferred equipment shall be effectuated by BTC;

          4. to equip the delivered and installed equipment with monitoring system and SECTOR shall provide 24 hour access of the competent state authorities to the relevant premises and equipment according to the effective legal acts;

          5. to transfer the ownership at no cost on all already constructed sites and equipment which, under the Telecommunications Act, are BTC's exclusive right.

          6. after coordination with the BTC to construct, maintain and manage the closed administrative communication network in the buildings and premises of the users;

                                      P.5

          7. to provide information to the users relating to billing and accounting of the provided telecommunications and other services;

          8. upon assignment from BTC to collect from the users the amounts due for provided services to those users.

Art. 23. To appoint two representatives who along with the representatives of the other parties to participate in the work of the Consultative Council, to monitor permanently and to coordinate the commercial, technical and financial relations between the parties as well as the necessary number of specialists for jointly running the book-keeping.


Assignment of rights and obligations
------------------------------------

Art. 24. None of the parties shall be entitled to assign its rights and obligations thereunder without the prior written consent of the other parties. The parties thereunder agree that SECTOR shall register its subsidiary in Bulgaria to which SECTOR shall assign later on its rights and obligations thereunder.



                              IV FINANCIAL TERMS

Art. 25. Any party thereunder shall have the right to cover the expenses incurred by it, from the income from the joint activity before the distribution of the profit.

Art. 26. (1) The profit from the joint activity shall be the remainder after deducting consecutively first BTC's expenses, SECTOR's expenses and then the respective share of investments made by SECTOR after this agreement becomes effective.

     (2) SECTOR undertakes within 40 days after the beginning of each calendar year at the latest to prepare and submit to the other parties thereunder a Business plan for the joint activity along with an Annex for the group of potential users.

     (3) The parties thereunder agree to discuss and to adopt the Business plan within 60 days at the latest after the beginning of each calendar year. The discussion and the adoption of the first Business plan shall be completed within 60 days at the latest after the beginning of the joint activity.

     (4) If until the 135th day after the beginning of the joint activity the income does not cover all the expenses incurred for the joint activity and the monthly amount for paying back the investment made after this agreement becomes effective, then SECTOR's expenses shall be calculated according to the formula, specified in Section I, item 2 (b) of Annex 1 thereof.

                                      P.6

Art. 27. (1) SECTOR shall have the right to receive the amount which SECTOR will invest in the future (under Art. 26, (1)) in the telecommunication network of BTC or in other equipment, the ownership of which has been transferred to the company according to the Telecommunications Act, under a plan and schedule agreed upon by the parties and the investment shall be paid back in full by the expiration of the term thereof.

     (2) The investment which SECTOR has made prior to the effective date of this contract shall be assessed by a group of experts which shall consist of equal number of representatives of the parties thereunder and shall be adopted by a protocol for a transfer at no cost which is an inseparable part thereof.

Art. 28. The profit from the joint activity shall be distributed between the parties as follows:

BTC - EAD - 65 %

SECTOR - 35 %


Art. 29. The distribution shall be made on a monthly basis with annual reconciliation and the payment for the respective month shall be made by the 25th of the following month at the latest.

Art. 30. The financial relations between the parties and namely the technical procedures for calculating and determining the income, the expenses and the way of returning the investment, the profit calculation, the payments and issuing of invoices are specified in detail in Annex 1 thereto.


                        V. TERMINATION OF THE CONTRACT

Art. 31. This contract shall be terminated under the following circumstances:
       a. upon expiration of the term unless the parties thereunder decide to extend it;
       b. upon the mutual decision of the parties thereunder;
       c. provided the parties reach a new agreement on the subject of this contract;
       d. due to circumstances of force majeure, which continue more than 6 months;

                                      P.7

       e. in case by virtue of a decree issued by a state body a part of the rights of any party have been divested due to which this party is actually not able to perform its obligations under this contract;
       f. according to the decision of a competent Arbitration Court;
       g. upon the institution of a procedure for liquidation or bankruptcy of any of the parties thereunder;
       h. in case either party fails to perform its obligations thereunder for more than 30 days after the explicit written notification thereof, the not-defaulting party can interrupt the performance of its obligations thereunder.


                  VI. LIABILITIES IN CASE OF NON-PERFORMANCE

Art. 32. In case of non-performance of a non-monetary obligation under this contract, the non-defaulting party shall have the right to claim indemnity for actually incurred losses which include damages and lost profits.

Art. 33. (1) In case of delay in paying a financial obligation the non-defaulting party shall have the right to claim a penalty equal to the double BNB basic interest rate for delay for the relevant period of time.

     (2) The penalty under the precedent item shall be due for a failure to perform a financial obligation.

     (3) A failure to perform a financial obligation shall be deemed in the case when a contractual party has collected the amount due from a customer of the joint activity and has not paid the amounts due to the other parties thereunder within the terms specified therein according to Art. 30 thereof.

     (4) The amount collected later than within the fixed term shall be distributed within 10 day term between the parties according to the ratio under Art. 28 along with the penalty for delay.

Art. 34. In case of cancellation of the contract due to the either party's failure to perform its obligations, the non-defaulting party shall have the right to claim penalties at the rate of the average monthly profit which it has received for the term of this contract.


                              VII. FORCE MAJEURE

Art. 35. Force majeure shall be an unforeseeable and unpreventable event of extraordinary kind, which has arisen after the signing of this contract and makes impossible the actual performance of the obligations of any of the parties hereto.

                                      P.8

Art. 36. For the purposes of this contract circumstances of force majeure shall mean but shall not be limited to: acts of God, fire, wars, insurrections, decrees issued by state bodies and any other actions or inaction beyond the control of the parties which will cause the consequences under the previous article.

Art. 37. None of the parties shall be liable for any failure of performance thereunder caused by the occurrence of events of force majeure.

Art. 38. The parties shall send immediately notification to each other upon occurrence of events under Art. 35 as well as on the termination of such an event.


                             VIII. CONFIDENTIALITY

Art. 39     (1) The parties thereunder undertake when implementing this contract to comply with the principle of confidentiality and not to disclose its content to a third party unless with the written consent of the other parties.

            (2) The restriction per the previous para shall not be valid in case when this contract is required by competent state authorities so that the relevant permits be issued or either party is bound to do so in compliance with the effective legislation in the country.


                           IX. ADDITIONAL PROVISIONS

(S) 1. For the purpose of this contract:

     1. THE TERM "AFFILIATED COMPANY" shall mean a company which is wholly owned and has 100% of the votes in the General Meeting.

     2. "TELECOMMUNICATION FACILITIES AND EQUIPMENT" - shall mean all lines, cables and equipment which constitute a part of the PSTN.

     3. "MONITORING SYSTEM" - shall mean an equipment needed to connect a special security system

     4. "DATE OF BEGINNING OF THE JOINT ACTIVITY" - shall be the date on which SECTOR's lines have been switched on.

                                      P.9

     5. "INCOME FROM THE JOINT ACTIVITY" - shall mean any revenue received as a result from the implementation of the joint activity under Art. 1. thereto.


                              X. FINAL PROVISIONS

(S). 1 Both parties shall settle all disputes arising from the fulfillment of this contract through amicable agreements and negotiations. In case an agreement has not been reached, the case shall be settled finally by the Arbitration Court with the Bulgarian Chamber of Industry and Commerce which shall consist of three arbitrators in compliance with the Rules for Conciliation and Arbitration of this court. The place of arbitration shall be Sofia.

(S). 2. All amendments or riders thereof shall be valid only if made in written form.

(S). 3. The provisions of the Obligations and Contracts Act and namely art. 357-364 shall apply for all cases, unsettled under this contract.

(S). 4. The following annexes shall be an inseparable part thereof:

a. Annex 1 concerning  the financial relations between the parties

b. Annex 2 concerning the rules for running the accounting of the joint activity

c. Annex 3. - A protocol for evaluating the investments

(S). 4. This contract has been executed in four identical copies (two in Bulgarian and two in English), one copy in English and Bulgarian for each party. In case of Arbitration procedure the Bulgarian version shall prevail.


For BTC:

/s/ Michail Danov


For SECTOR:

/s/ Theodore Georgelas

                                     P.10

                                    ANNEX 1

TO THE JOINT ACTIVITY AGREEMENT BETWEEN BTC - EAD AND SECTOR COMMUNICATIONS INC.

Subject: Financial Terms and Payment Procedure between the parties thereunder

I. FINANCIAL TERMS

With regard to the performance of the obligations of the parties under the joint activity agreement and according to Art. 10 (4) thereto SECTOR shall negotiate a total price of the service provided by SECTOR's terminal equipment for carried international traffic per minute which shall include the following components:

2.  BTC's expenses
3.  SECTOR's expenses
4.  Investment return expenses
5.  Remainder (profit)

1. BTC'S EXPENSES

(a) BTC's tariffs shall be the prices for 1 min. international telephone call, determined in Art. 36 (6) of the Tariffs for Local and International Telephone, Telegraph and Radio broadcasting Services approved with Decree of the Council of Ministers No. 157 of 02.07.1996 and distributed by zones, according to Art. 35
(3), item 2. The tariffs are converted into US$ according to the BNB exchange rate by the date of implementing the tariffs. (Table 1).

(b) Whenever the Tariffs for telecommunications services are changed, the BTC shall change the prices according to the new prices converted into US$ according to the BNB exchange rate posted on the day of implementing the new tariffs.

c) A lump sum of US$ 1.200 shall be due for the provision of 2 Mbit/s access to a new customer to the international exchange. The monthly subscription fee due for the same shall be US$ 85. The other fees for access and subscription for local and long-distance exchange as well as for any other telecommunications services shall be according to the effective tariffs.

2. SECTOR'S EXPENSES
Sector's expenses shall be determined under the following conditions:

a) For the first 135 days after the beginning of the joint activity: US$ 42 .190 monthly for international traffic up to 100.000 minutes.

b) On the 135 days from the beginning of the joint activity reconciliation according to the following formula shall be done:

IN - (EBTC + INV + ES) = RS  WHERE,

IN is the monthly income from the joint activity

EBTC are the monthly expenses of the  BTC (under item 1 thereof)

ES are the monthly expenses of SECTOR' (under item 2 thereof)

INV is the monthly amount for paying back the investments

RS is the monthly result (remainder) formed after deducting the above mentioned components from the income from the joint activity where

If RS> or = 0 - US$ 42.190   shall be recognized as SECTOR's expenses

If RS> 0 - as SECTOR's expenses shall be recognized the amount calculated according to the following formula:

                                        ES = IN - (EBTC + INV)

c) For monthly international traffic carried through the joint activity above
100.000 min. for the difference above 100.000 min. 1.000 US$ for each portion of
10.000 minutes begun shall be allowed for expenses according to the enclosed
Schedule 1(Table 2).

d) With respect to the start-up period of the joint activity, the active marketing and the process of negotiating contracts with customers, additional expenses shall be allowed to Sector in the amount of $ 5.0000 monthly for the first 12 months of the joint activity.

ITEM 3. INVESTMENT RETURN EXPENSES

The amount of the investments made by SECTOR shall be divided to equal monthly portions for the period between the acceptance date of the investment and the expiration of the contract.

ITEM 4. FINANCIAL RESULT
The financial result shall be the remainder from the income from the joint activity and the expenses specified in items 1 and 2 thereof and deducting the investments under item 3.

The financial result shall be divided between the parties according to Art 28 of the Joint Activity Agreement.

VAT shall not be included in the amounts per items 1,2, 3 and 4. VAT shall be charged additionally by the parties, according to the provisions of the Law.

II. PAYMENT PROCEDURE

1. SECTOR shall send data for the international outgoing traffic effectuated by its customers to the BTC until 5th of the month following the month to which the data refer.

2. BTC shall prepare a detailed bill #2 and a main bill until 10th of the month following the month to which the data refer (Tables 4, 5 and 6).

3. Within 3 days following the preparation of the bill per item 2, Department "Finances" with BTC, shall issue to Sector a tax invoice on the basis of the main bill and the amount in US$ shall be converted into BGL based on the official rate of BNB posted the day of issuing the invoice.

4. SECTOR undertakes to pay the amount per the invoice till 25th of the month during which the invoice has been issued.

5. In order to fix correctly the payment of the distributed profit an agreement statement for distributing the profit shall be signed every month till 15th of the month where all amounts per items 1, 2, 3 and 4 shall be determined. The annual reconciliation shall be made within the same term.

6. BTC shall issue a tax invoice for its share of the profit to SECTOR within 3 day term after the signing of the above mentioned statement.

7. SECTOR undertakes to wire the amount per the precedent item to the account of the other party until 25th of the month when the invoice is issued.


III. ADDITIONAL PROVISIONS

1. In case of discrepancies relating to the recorded traffic by the parties, BTC's data shall be accepted if the difference is up to 5%, and if it exceeds 5%
- upon agreement between the parties.

2. The form and the name of each document relating to the payment procedure is depicted in the relevant enclosures, according to the provisions.

3. The provisions of Regulation 3 for Telephone and Facsimile Messages of the CPT shall be applied with regard to defaulting debtors.

4. In case of delayed payment of the services from customers of the Joint activity the penalties shall be to SECTOR's benefit on the condition that SECTOR has observed and effectuated the payment procedure with regard to the other party, as specified in Section II of Annex 1.

                                   SIGNED BY:


BTC - EAD:                    FOR SECTOR COMMUNICATIONS INC.:

/s/ Michail Danov             /s/ Theodore Georgelas

Chairman: (M. Danov)          Theodore Georgelas - President and CEO

                                                                        Table 1.
                                                                        --------
                                    TARIFFS

 OF INTERNATIONAL CALLS (1 MIN.) BY ZONES based on US$/BGL exchange rate 1US$ =
                                    180 BGL


                               1ST ZONE - 0.555 $
                               2ND ZONE - 0.694 $
                               3RD ZONE - 1.041 $
                               4TH ZONE - 1.250 $
                               5TH ZONE - 1.600 $
                               6TH ZONE - 1.666 $

   TABLE 2 FOR CALCULATING SECTOR'S EXPENSES ACCORDING TO ANNEX 1, ITEM 2, C

                MINUTES                     EXPENSES IN US$
                -------                     ---------------
             UP TO 100.000                      42 .190*

           100.001 - 110.000               42 .190 + 1.000

           110.001 - 120.000               42 .190 + 2.000

           120.001 - 130.000               42 .190 + 3.000

           130.001 - 140.000               42 .190 + 4.000

           140.001 - 150.000               42 .190 + 5.000

           150.001 - 160.000               42 .190 + 6.000

           160.001 - 170.000               42 .190 + 7.000

           170.001 - 180.000               42 .190 + 8.000

           180.001 - 190.000               42 .190 + 9.000

           190.001 - 200.000               42 .190 +10.000

           200.001 - 210.000               42 .190 +11.000

           210.001 - 220.000               42 .190 +12.000

           220.001 - 230.000               42 .190 +13.000

           230.001 - 240.000               42 .190 +14.000

           240.001 - 250.000               42 .190 +15.000

           250.001 - 260.000               42 .190 +16.000

           260.001 - 270.000               42 .190 +17.000

           270.001 - 280.000               42 .190 +18.000

           280.001 - 290.000               42 .190 +19.000

           290.000 - 300.000               42 .190 +20.000

*ACCORDING TO ITEM 2 A AND B OF ANNEX 1
THERETO
THE SAME PRINCIPLE SHALL BE APPLIED TO
SECTOR'S EXPENSES FOR TRAFFIC ABOVE
300.000 MINUTES.

                                    ANNEX 2

TO THE JOINT ACTIVITY AGREEMENT BETWEEN BTC-EAD, SECTOR COMMUNICATIONS INC. AND
                                    BULBANK


RULES FOR THE ACCOUNTING OF THE JOINT ACTIVITY ACCORDING TO ART. 13 OF THE JOINT
                              ACTIVITY AGREEMENT


1. The accounting of the joint activity shall be based on the Accountancy act, the Value Added Tax Act and the National Accounting Standards.

2. The accounting of the joint activity shall be based on copies of issued and received documents relating to the joint activity as well as on the contract signed between the parties which specifies the amount of the expenses and investments made by Sector.

3. On 16th of the month following the accounting period the representatives of the parties in charge of the accounting shall prepare and submit all the documents required for the accounting.

4. The issuance and the receipt of invoices shall be effectuated according to the procedure under Art. 64 a, of the Regulations for Application of Value Added Tax Act. The name of the joint activity BULSEC as well as the tax number according to the Tax Procedure Act shall be filled out in the invoices.

5. With regard to the charging, collection and payment of Value Added Tax, subsidiary accounts of Sector's book-keeping shall be used to record the income from the joint activity.

6. The loss for a certain month shall be deducted from the profit of the following months.

                 PLAN OF THE ACCOUNTING OF THE JOINT ACTIVITY



6.  D/t/ 491 All partners  /          C/t/ 703 Income from the joint
                                      activity

2. D/t/ 602 1 BTC expenses
D/t/ 602 2 Sector's expenses      /         C/t/ 491 All partners
D/t/602 3 Sector's investment


3. D/t/ 703 Income from the joint activity  /  C/t/ 602 1 BTC expenses
                                               C/t/ 602 2 Sector's expenses
                                               C/t/ 602 3 Sector's investment

4. D/t/ 703 Income from the joint activity /  C/t/ 123 Profit

5. D/t/ 123 Profit /   C/t/ 491 1 BTC
                       C/t/ 491 2 Sector

6. D/t/ 491 1 BTC    /  C/t/ 491 All partners
   D/t/ 491 2 Sector